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                                                                    EXHIBIT 21
                             VARIAN ASSOCIATES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                  FISCAL 1994

                                                                ORGANIZED UNDER            PERCENTAGE OF VOTING
                                                                    LAWS OF                  SECURITIES OWNED
                                                               ------------------          --------------------
VARIAN ASSOCIATES, INC. (REGISTRANT):

   Varian Sample Preparation Products, Inc.                    California                          100%
   Varian Associates Limited                                   California                          100%
   Varian Inter-American Corp.                                 California                          100%
   Varian Investment Corporation                               California                          100%
   Varian Realty Inc.                                          California                          100%
   Varian China, Ltd.                                          Delaware                            100%
   Vaian Ireland, Ltd.                                         Delaware                            100%
   Varian Japan, Ltd.                                          Delaware                            100%
   Varian Microwave Equipment, Ltd.                            Delaware                            100%
   Varian Pacific, Inc.                                        Delaware                            100%
   Varian Instruments of Puerto Rico, Inc.                     Delaware                            100%
   Varian Ltd.                                                 Delaware                            100%
   Varian Semiconductor Equipment Cp. Inc.                     Delaware                            100%
   Mansfield Insurance Company                                 Vermont                             100%
   Varian Australia Pty., Ltd.                                 Australia                           100%
   Varian Holdings (Australia) Pty. Limited                    Australia                           100%
   Varian Gesellschaft m.b.H                                   Austria                             100%
   Varian Belgium, N.V.                                        Belgium                             100%
   Varian Industria E Comercia Limitada                        Brazil                              100%
   Intralab Instrumentacao Analytica Ltda.                     Brazil                              100%
   Varian Canada, Inc.                                         Canada                              100%
   Varian AS                                                   Denmark                             100%
   Varian S.A.                                                 France                              100%
   Varian -  Dosetek OY                                        Finland                             100%
   Varian GmbH                                                 Germany                             100%
   Varian S.p.A.                                               Italy                               100%
   Varian, S.A.                                                Mexico                              100%
   Varian Espana, S.A.                                         Spain                               100%
   Varian AB                                                   Sweden                              100%
   Varian International AG                                     Switzerland                         100%
   Varian Nederland B.V.                                       The Netherlands                     100%
   Varian FSC B.V.                                             The Netherlands                     100%
   Varian - TEM Limited                                        England                             100%
   Varian Iberica, S.L.                                        Spain                                70%
   Varian Korea, Ltd.                                          Korea                                61%
   TEL-Varian, Ltd.                                            Japan                                50%

All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not consitute a significant subsidiary.